                                                              EXHIBIT (4)(e)



                     CERTIFICATE OF LIMITED PARTNERSHIP

                                     OF

                          PACIFICORP DELAWARE, L.P.


            This Certificate of Limited Partnership of PacifiCorp Delaware, L.P. (the "Partnership") is being duly executed and filed by PacifiCorp, an Oregon corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section
                                                        _______
17-101, et seq.).
        _______

            1.    Name.  The name of the limited partnership is PacifiCorp
                  ____
Delaware, L.P. (the "Partnership").

            2.    Registered Office and Registered Agent.  The address of
                  ______________________________________
the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

            3.    The Name and Mailing Address of the General Partner.  The
                  ___________________________________________________
name and mailing address of the general partner are as follows:

                  PacifiCorp
                  700 NE Multnomah, Suite 1600
                  Portland, OR  97232

            IN WITNESS WHEREOF, the undersigned, being the sole general partner in the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 25th day of August, 1994.

                                          General Partner

                                          PACIFICORP, an Oregon corporation



                                          By:         RICHARD T. O'BRIEN
                                              _____________________________
                                               Name:  Richard T. O'Brien
                                               Title: Vice President